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                                  EXHIBIT 99.1


                               AMENDMENT NO. 1 TO
                    SHAREHOLDER RIGHTS PROTECTION AGREEMENT

  Amendment No. 1, dated as of January 16, 1998, to the Shareholder Rights Protection Agreement, dated as of October 13, 1997 (the "Agreement"), between Checkmate Electronics, Inc., a Georgia corporation (the "Company"), and First Union National Bank, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H

  WHEREAS, the Company proposes to enter into a Combination Agreement, dated as of January 16, 1998 (the "Combination Agreement"), with International Verifact, Inc., a Canadian corporation, IVI Checkmate Corp., a Delaware corporation, and its wholly-owned subsidiary, Future Merger Corporation, a Georgia corporation, pursuant to which the Company will represent and warrant, among other things, that the Agreement has been amended as provided herein, the effect of which is to provide that neither (i) the execution and delivery of or the consummation of the transactions contemplated by the Combination Agreement and the ancillary agreements thereto, including, without limitation, the Stockholders Agreement (as defined in the Combination Agreement), will result in a Stock Acquisition Date nor a Separation Time nor in any other way effect any change or modification of the terms of the Rights or the rights of the holders thereof; and

  WHEREAS, the Board of Directors of the Company has determined that it is necessary and desirable to amend, pursuant to Section 5.4 of the Agreement, the Agreement to comply with the terms of the Combination Agreement, and a majority of the Continuing Directors, at a meeting of such Board duly called and held on December 22, 1997, voted in favor of the adoption of this Amendment.
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  NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.1 of the Agreement under the definition of "Acquiring Person" is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding the foregoing, no Person shall become an 'Acquiring Person' as the result of the execution and delivery of or the consummation of the transactions contemplated by the Combination Agreement dated as of January 16, 1998 among International Verifact, Inc., a Canadian corporation ("IVI"), IVI Checkmate Corp., a Delaware corporation, and its wholly-owned subsidiary, Future Merger Corporation, a Georgia corporation, and the Company (the "Combination Agreement"), and the ancillary agreements thereto, including, without limitation, the Stockholders Agreements, dated as of the date of the Combination Agreement, among IVI Checkmate Corp., IVI, Future Merger Corporation, the Company, certain principal shareholders of the Company and certain principal shareholders of IVI (the "Stockholders Agreements")."

     2. Section 1.1 of the Agreement under the definition of "Beneficial Owner" is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding the foregoing, no Person shall be deemed the 'Beneficial Owner' of, or to 'Beneficially Own', any securities on account of the execution and delivery of the Combination Agreement and the ancillary agreements thereto, including, without limitation, the Stockholders Agreement, or the consummation of the transactions contemplated thereby."

     3. Section 1.1 of the Agreement under the definition of Separation Time is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding the foregoing, no announcement of the execution and delivery of the Combination Agreement or of the calling of a shareholders meeting to
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     approve and adopt the Combination Agreement nor the filing of the
     Registration Statement (as defined in the Combination Agreement) or any amendment thereto nor any distribution of the prospectus contained therein nor any other action taken to facilitate the consummation of the transactions contemplated by the Combination Agreement and the ancillary agreements thereto shall be deemed the publication, sending or giving of an exchange offer for the purposes of this Agreement."

     4. Section 1.1 of the Agreement under the definition of Expiration Time is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "'Expiration Time' shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) October 24, 2007, and (iv) the Effective Time (as defined in the Combination Agreement)."

     5. Section 5.14 of the Agreement is hereby amended by adding a new sentence to the end as follows:

     "The execution and delivery of and the consummation of the transactions contemplated by the Combination Agreement and Amendment No. 1 to this Agreement have been approved as of December 22, 1997 by all members of the Board of Directors of the Company for all purposes under this Section 5.14."

     6. Terms used herein without definition shall have the meanings assigned to them in the Agreement. Other than as amended hereby, all other provisions of the Agreement shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the day and year first above written.

                                          CHECKMATE ELECTRONICS, INC.


                                          By: /s/ J. Stanford Spence
                                              ----------------------

                                          Title: Chairman of the Board
                                                 ---------------------


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                                          FIRST UNION NATIONAL BANK

                                          By: /s/ Frances Beam
                                              ----------------

                                          Title:Vice President
                                                --------------